UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2022

Broadway Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39043	95-4547287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Wilshire Boulevard Suite 150
Los Angeles, CA 90010
(Address of Principal Executive Offices)

(323) 634-1700
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share (including attached preferred stock purchase rights)	BYFC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 7, 2022, Broadway Financial Corporation (the “Company”) closed a private placement (the “Private Placement”) of shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series C, par value $0.01 (the “Series C Preferred Stock”), pursuant to a Letter Agreement (collectively with the annexes, exhibits and schedules thereto, including the Securities Purchase Agreement - Standard Terms, the “Purchase Agreement”), dated as of June 7, 2022, with the United States Department of the Treasury (the “Purchaser”). The Purchase Agreement was entered into pursuant to the Purchaser’s Emergency Capital Investment Program.

Pursuant to the Purchase Agreement, the Purchaser acquired an aggregate of 150,000 shares of Series C Preferred Stock, for an aggregate purchase price equal to $150,000,000 in cash. The liquidation value of the Series C Preferred Stock is $1,000 per share.

Over time, the Company will use the net proceeds from the Private Placement to increase access to capital for small and minority-owned businesses, not-for profits, and affordable housing in traditionally underserved markets, such as low-to-moderate income communities. The investment will more than double the Company's Tier 1 Capital and allow the Company to enhance the scale of operations and improve the economics of the Company’s business.

The Purchase Agreement includes customary representations, warranties and covenants of the Company. In connection with the completion of the Private Placement, the Company, among other customary closing actions, filed a Certificate of Designations with the Secretary of State of the State of Delaware setting forth the rights, preferences, privileges, qualifications, restrictions and limitations on the Series C Preferred Stock (the “CoD”).

Certificate of Designations of the Series C Preferred Stock

The CoD authorizes 150,000 shares of Series C Preferred Stock. The holders of Series C Preferred Stock will be entitled to a dividend payable in cash quarterly at an annual rate dependent on certain factors as reported by the Company to the Purchaser in a quarterly supplemental report, as set forth in the Purchase Agreement. The initial dividend rate is zero percent for the first two years after issuance, and thereafter the floor dividend rate is 0.50% and the ceiling dividend rate is 2.00%.

Holders of Series C Preferred Stock generally do not have any voting rights, with the exception of voting rights on certain matters. In addition to any other vote or consent of stockholders required by law or by the Company’s Certificate of Incorporation, as amended, the approval of at least two-thirds (66 2/3%) of the outstanding Series C Preferred Stock will be required to approve any of the following: (i) the authorization of any class or series of capital stock ranking senior to the Series C Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company; (ii) any amendment or repeal of the Company’s certificate of incorporation or the CoD adversely affecting the rights, preferences or privileges of the Series C Preferred Stock, (iii) the consummation of a binding share exchange or reclassification involving the Series C Preferred Stock, or of a merger or consolidation of the Company with another corporation, subject to certain exceptions, including if the shares of Series C Preferred Stock remain outstanding following such transaction, and (iv) the consummation of any transaction a result of which a person or group, as each is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of more than 50% of the common equity of the Company, subject to certain exceptions.

The Company has the option to redeem the shares of Series C Preferred Stock (i) in whole or in part on any dividend payment date on or after June 15, 2027, or (ii) in whole but not in part at any time within ninety days following a Regulatory Capital Treatment Event, as defined in the Purchase Agreement, in each case at a cash redemption price equal to the liquidation amount, with an amount equal to any dividends hat have been declared but not paid prior to the redemption date. The Company may not redeem shares of Series C Preferred Stock without having received the prior approval of the appropriate Federal banking agency for the Company, as defined in Section 3(q) of the Federal Deposit Insurance Act, to the extent required under applicable capital rules. Such redemptions are subject to certain conditions and limitations, as set forth in the Purchase Agreement.

In the event of a liquidation, dissolution or winding up of the Company, the Series C Preferred Stock will be entitled to a liquidation preference, subject to certain limitations, in the amount of the sum of $1,000 per share plus declared and unpaid dividends (without accumulation of undeclared dividends) on each share.

Registration Rights Agreement

In connection with the consummation of the Private Placement and pursuant to the Purchase Agreement, the Company also agreed to, upon the future written request of the Purchaser, comply with the terms of a Registration Rights Agreement included as an annex to the Purchase Agreement and incorporated by reference therein, providing for certain registration rights of the Purchaser (the “Registration Rights Agreement”). Upon such written request of the Purchaser, the Company would be required to prepare and file a shelf registration statement covering the potential resale of the Series C Preferred Stock as promptly as practicable. The Registration Rights Agreement also includes customary “piggyback” registration rights, suspension rights, indemnification, contribution, and assignment provisions.

* * * * * * * *

The above description of terms of the Private Placement is qualified in its entirety by reference to the Purchase Agreement, which is filed hereto as Exhibit 10.1, the Registration Rights Agreement, which is filed hereto as Exhibit 10.2 (included as Annex E to Exhibit 10.1), and the Certificate of Designations of Senior Non-Cumulative Perpetual Preferred Stock, Series C, which is filed hereto as Exhibit 3.1.

The Purchase Agreement, Registration Rights Agreement, and Certificate of Designations of Senior Non-Cumulative Perpetual Preferred Stock, Series C, are filed to provide the Company’s investors and stockholders with information regarding their terms. They are not intended to provide any other factual information about the Company, the Purchaser or their respective subsidiaries and affiliates. The Purchase Agreement contains representations and warranties by the Company made solely for the benefit of the Purchaser. Certain representations and warranties in the Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors or stockholders, or may have been used for the purpose of allocating risk between the Purchaser and the Company. Accordingly, the representations and warranties in the Purchase Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02.	Unregistered Sales of Equity Securities

The information contained above under Item 1.01 is hereby incorporated by reference into this Item 3.02. The shares of Series C Preferred Stock were offered and sold by the Company without registration under the Securities Act, and the securities laws of certain states, in reliance on the exemptions contained in Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 2, 2022, in connection with the closing of the Private Placement, the Company filed the CoD with the Secretary of State of the State of Delaware setting forth the rights, preferences, privileges, qualifications, restrictions and limitations on the Series C Preferred Stock. The information under the heading “Certificate of Designations of the Series C Preferred Stock” contained above under Item 1.01 is hereby incorporated by reference in this Item 5.03.  A copy of such CoD, which is filed as Exhibit 3.1 hereto, is incorporated by reference in this Item 5.03. This description is only a summary of the terms of such CoD and is qualified in its entirety by reference to the full text of such document.

Item 8.01.	Other Events

On June 7, 2022, the Company issued a press release announcing the completion of the Private Placement and entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Designations of Senior Non-Cumulative Perpetual Preferred Stock, Series C

10.1	Letter Agreement and Securities Purchase Agreement, dated June 7, 2022, by and among the Company and the Purchaser*

10.2	Registration Rights Agreement (included as Annex E to Exhibit 10.1)

99.1	Press Release, dated June 7, 2022

*  All Schedules to the Purchase Agreement have been omitted from this filing pursuant to Instruction 4 to Item 1.01 of Form 8-K.  The Company will furnish copies of any schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2022	BROADWAY FINANCIAL CORPORATION

	By:	/s/ Brenda Battey
Brenda Battey
Executive Vice President and Chief Financial Officer